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                                                                    EXHIBIT 23.4


                          CONSENT OF LINKENHEIMER LLP.

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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 2, 1998 on our audit of the consolidated financial statements of POINT PLASTICS, INC. AND SUBSIDIARY included in Synetic, Inc.'s Form 8-K dated July 29, 1998, into this registration statement on Form S-4 and to all references to our Firm in this registration statement.


                                          Very truly yours,


                                          LINKENHEIMER LLP


                                          BY: /s/ Linkenheimer LLP
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Santa Rosa, California
June 23, 1999